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                                                                   EXHIBIT 10.24

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         This Settlement Agreement and Mutual Release (this "Agreement") is entered into as of the 8 th day of December, 2000, by and among Outsourcing Services Group, Inc., a Delaware corporation ("OSG"), Piedmont Laboratories, Inc., a Georgia corporation ("PLI"), and Samuel Garretson, an individual ("Indemnitor").


                                 R E C I T A L S

         A. OSG and Indemnitor are parties to that certain Stock Purchase Agreement, dated June 26, 1996 (the "Purchase Agreement"), pursuant to which OSG acquired all of Indemnitor's interest in PLI, and Indemnitor became a stockholder of OSG.

         B. In connection with the transactions contemplated by the Purchase Agreement, Indemnitor agreed to indemnify OSG for certain losses resulting from breaches of representations and warranties made in the Purchase Agreement, and in particular for environmental matters relating to PLI (the "Indemnification Obligations"), in an mount not to exceed One Million Dollars ($1,000,000) (the "Indemnity Cap").

         C. OSG made claims against Indemnitor to recover indemnifiable expenses incurred by OSG and PLI in connection with litigation and environmental matters following the closing of the transactions under the Purchase Agreement.

         D. The parties hereto desire to settle the outstanding obligations of Indemnitor with respect to the Indemnification Obligations, on the terms and conditions set forth in this Agreement.

         E. The parties hereto, on behalf of themselves and on behalf of all their respective parent corporations, subsidiary corporations, affiliates, predecessors, successors and owners, and all of their respective officers, directors, partners, members, employees, agents, servants, consultants, advisors, attorneys, heirs, executors, representatives, administrators, affiliates, predecessors, successors and assigns (all such released parties being referred to herein collectively as the "Released Parties"), desire to fully, finally and forever settle and compromise the claims or causes of action held or asserted by each one against the other in connection with or arising out of the Indemnification Obligations, the Purchase Agreement, and all other agreements and matters related thereto, except as specifically stated below.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

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                               A G R E E M E N T:


         1. SETTLEMENT OF INDEMNIFICATION OBLIGATIONS.

            (a) In settlement of the Indemnification Obligations, Indemnitor shall return to OSG that number of shares of common stock of OSG (the "Common Shares"), which, when valued at Sixteen Dollars ($16.00) per share, has an aggregate value equal to the Indemnity Cap, or Sixty-Two Thousand Five Hundred (62,500) Common Shares (the "Settlement Shares"). Indemnitor shall deliver to OSG stock certificates representing the Settlement Shares concurrently with the execution of this Agreement. Upon receipt of certificate(s) representing the Settlement Shares, OSG shall issue to Indemnitor a certificate for the balance of the Common Shares represented by the surrendered certificate, if required.

            (b) Indemnitor represents and warrants to OSG that he is the record and beneficial owner of the Settlement Shares, and there are no liens or encumbrances on the Settlement Shares, including the right of any third party to purchase, or the obligation of Indemnitor to sell, the Settlement Shares, except for any restrictions in OSG's Amended and Restated Stockholder Agreement, as amended (the "Stockholder Agreement").

         2. ADDITIONAL OBLIGATIONS OF THE PARTIES. In connection with the settlement of the Indemnification Obligations, the parties further agree to the following:

            (a) Indemnitor will resign his position as a member on the Boards of Directors of OSG and each of its subsidiaries (the "Boards"), including PLI. Such resignation shall be effective immediately following the execution of this Agreement by Indemnitor, and Indemnitor shall no longer be entitled to receive any fees associated with his membership on the Boards.

            (b) Indemnitor acknowledges and agrees that, except as specifically stated otherwise in this Agreement, the remaining Common Shares beneficially owned by him shall remain subject to the Stockholder Agreement, as the same may be amended or revised, in all respects, including the provisions of Sections 1 and 6 regarding the transfer of the Common Shares.

            (c) Notwithstanding the foregoing, OSG shall continue to provide Indemnitor with the same group health benefits that he presently receives, or is entitled to receive, on behalf of himself and his spouse, as a member of the Boards, through August 1, 2001.

         3. MUTUAL RELEASES. Except for any continuing obligations of OSG pursuant to Section 2(c) of this Agreement, and Indemnitor pursuant to the

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Indemnification Obligations described in Section 15, OSG and PLI, on the one hand, and Indemnitor, on the other hand, do hereby release and discharge and agree to hold harmless each other and all of the other party's respective Released Parties from any and all rights, claims, debts, demands, acts, agreements, liabilities, obligations, damages, costs, fees (including, without limitation, those of attorneys and accountants), expenses, actions and/or causes of action of every nature, character and description, whether known or unknown, suspected or unsuspected, which the parties may now have or hereafter have or claim to have against one another by reason of any matter, act or omission, arising out of or related in any way to the Indemnification Obligations, the Purchase Agreement, or any allegations, matter or agreement contained therein or related thereto.

         4. WAIVER OF CIVIL CODE SECTION 1542 AND RELATED STATUTES. The parties hereto understand and agree that the releases provided herein extend to all claims released above whether known or unknown, suspected or unsuspected. As to those matters released herein only, the parties expressly waive and relinquish any and all rights they may have under California Civil Code Section 1542, or any similar state law, which provides as follows:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

The parties expressly waive and release any rights and benefits which they have or may have under any similar law or rule of any other jurisdiction pertaining to the matters released herein. It is the intention of each party through this Release and with the advice of counsel to fully, finally and forever settle and release the claims and disputes existing between them as set forth above. In furtherance of such intention, the releases herein given shall be and remain in effect as full and complete releases of such matters notwithstanding the discovery of any additional claims or facts relating thereto.

         5. BINDING UPON SUCCESSORS AND ASSIGNS; EFFECTIVENESS. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

         6. REPRESENTATIONS AND WARRANTIES. The parties represent and warrant to and agree with each other as follows:

            (a) Each party has received independent legal advice from attorneys of its choice with respect to the advisability of making this settlement and the releases provided herein and with respect to the advisability of executing this Agreement.

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            (b) Except as expressly stated in this Agreement, no party has made any statement or representation to any other party regarding any fact, which statement or representation is relied upon by any other party in entering into this Agreement. In connection with the execution of this Agreement or the making of the settlement provided for herein, no party to this Agreement has relied upon any statement, representation or promise of any other party not expressly contained herein.

            (c) This Agreement is intended to be final and binding upon the parties and is further intended to be effective as a full and final accord and satisfaction among them regardless of any claims of fraud, misrepresentation, concealment of fact, mistake of fact or law, duress, or any other circumstances whatsoever. Each party relies upon the finality of this Agreement as a material factor inducing that party's execution of this Agreement.

            (d) There are no other agreements or understandings between the parties hereto relating to the matters referred to in this Agreement.

            (e) The parties hereto and their counsel have made such investigation of the facts pertaining to the releases contained herein as they deem necessary.

            (f) The terms of this Agreement are contractual and are the result of negotiation among the parties.

            (g) This Agreement has been carefully read by the parties hereto and the contents thereof are known and understood by each of the parties. This Agreement is signed freely by each party executing it.

            (h) Each party covenants and agrees not to bring any action, claim, suit or proceeding against any party hereto directly or indirectly regarding or relating to the matters released hereby, and each further covenants and agrees that this Agreement is a bar to any such claim, action, suit or proceeding, except as described in Section 13 hereof.

         7. ASSIGNMENT. The parties hereto, and each of them, represent and warrant to each other that each is the sole and lawful owner of all right, title and interest in and to every claim and other matter which each purports to release herein, and that they have not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm, association, corporation or other entity, any right, title or interest in any such claim or other matter. In the event that such representation is false, and any such claim or matter is asserted against any Released Party (and/or the successor of such party) by any party or entity who is the assignee or transferee of such claim or matter, then the party hereto who assigned or transferred such claim or matter shall fully indemnify, defend and hold harmless the party against whom such claim or matter is

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asserted (and its successors) from and against such claim or matter and from all actual costs, fees, expenses, liabilities and damages which that party (and/or its successors) incurs as a result of the assertion of such claim or matter.

         8. SURVIVAL OF WARRANTIES. The representations and warranties contained in this Agreement are deemed to and do survive the execution hereof.

         9. MODIFICATIONS. This Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement executed by all of the parties to be charged with such modification.

         10. ATTORNEYS' FEES. All parties hereto agree to pay their own costs and attorneys' fees except as follows:

            (a) In the event that any action, suit or other proceeding (excepting any proceedings to enter and enforce judgment pursuant to the terms of this Agreement) is instituted to remedy, prevent or obtain relief from a breach of this Agreement, involving claims within the scope of the releases contained in this Agreement, or pertaining to a declaration of rights under this Agreement, the prevailing party, as determined by the court, shall recover all of such party's attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

            (b) As used herein, attorneys' fees shall be deemed, to the extent allowed by law, to mean the full and actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

         11. SEVERABILITY. In the event any provision of this Agreement shall be held to be void, voidable or unenforceable, the remaining provisions shall remain in full force and effect.

         12. GOVERNING LAW. This Agreement shall be construed in accordance with and be governed by the laws of the State of Delaware.

         13. VENUE. Any action, suit or other proceeding brought by or against any of the parties hereto to enforce this Agreement shall be instituted and maintained in any Federal or state court in the State of Delaware having proper jurisdiction over the subject matter thereof.

         14. WARRANTY OF AUTHORITY. Each party whose signature is affixed hereto in a representative capacity represents and warrants that he is authorized to

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execute this Agreement on behalf of and to bind the entity on whose behalf his signature is affixed.

         15. EXCLUSION OF CERTAIN CLAIMS. Notwithstanding the foregoing, the parties hereto agree that no provision of this Agreement shall prevent OSG from making a claim against the Indemnitor under the Indemnification Obligations with respect to any assertion that the Indemnitor did not have valid title to the stock of PLI at the time of the closing of the transactions contemplated by the Purchase Agreement. OSG shall be entitled to proceed with any such claims as set forth in Article VII of the Purchase Agreement, and may assert all rights and remedies to which it is entitled, whether at law or at equity.

         16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes any and all other agreements, understandings, negotiations, or discussions, either oral or in writing, express or implied, relative to the matters which are the subject of this Agreement.

         17. NOTICES. All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or delivered by overnight commercial carrier, sent by registered or certified mail, postage prepaid, return receipt requested, telegraphed, delivered or sent by telex, telecopy, cable or facsimile and shall be deemed received and effective upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice; (ii) if delivered by overnight commercial carrier, one (1) day following the receipt of such communication by such carrier from the sender, as shown on the sender's delivery receipt from such carrier;
(iii) if mailed, on the date of delivery as shown by the sender's registry or certification receipt; (iv) if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; (v) if given by telex or telecopy, when sent; or (vi) if sent by facsimile with confirmation of good transmission and receipt, when sent. Any notice, request, demand, direction or other communication sent by cable, telex or telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing in order to be deemed received and effective. The address of each party for purposes of the delivery of notices hereunder is as follows:

                  OSG/PLI:                Outsourcing Services Group, Inc.
                                          25 Commerce Drive
                                          Allendale, NJ  07401
                                          Attn: Perry Morgan
                                          Facsimile No.: (212) 656-1586

                  With a copy to:         Peter J. Tennyson, Esq.
                                          Paul, Hastings, Janofsky & Walker LLP
                                          17th Floor
                                          695 Town Center Drive

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                                          Costa Mesa, California  92626
                                          Facsimile No.: (714) 979-1921

                  Indemnitor:             Samuel D. Garretson
                                          1665 Chevron Way, N.E.
                                          Atlanta, Georgia  30350
                                          Facsimile No.: (770) 394-5065

                  With a copy to:         David S. Stone, Esq.
                                          Seyfarth Shaw
                                          Suite 4200
                                          55 East Monroe Street
                                          Chicago, Illinois  60603
                                          Facsimile No.: (312) 269-8869

Notice of change of address shall be given by written notice in the manner detailed in this Section 17. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

         18. FURTHER ACTS. Each party hereto agrees to perform any further acts and execute and deliver any further documents which reasonably may be necessary to carry out the provisions and intent of this Agreement.

         19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument. For this purpose, the parties agree that facsimile signatures shall be accepted as originals.




                            [Signature page follows]

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

"OSG"                               OUTSOURCING SERVICES GROUP, INC.,
                                            a Delaware corporation

                                         By: /s/ Perry Morgan
                                            ------------------------------------
                                            Print Name: Perry Morgan
                                                       -------------------------
                                            Print Title: Chief Financial Officer
                                                        ------------------------

                                         PIEDMONT LABORATORIES, INC.,
                                         a Georgia corporation

                                         By: /s/ Perry Morgan
                                            ------------------------------------
                                            Print Name: Perry Morgan
                                                       -------------------------
                                            Print Title: Chief Financial Officer
                                                        ------------------------


"INDEMNITOR"                                /s/ Samuel D. Garretson
                                            ------------------------------------
                                               Samuel D. Garretson